UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 20, 2009
Shopoff Properties Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

333-139042	20-5882165

(Commission File Number)	(IRS Employer Identification No.)

8951 Research Drive, Irvine, California	92618

(Address of Principal Executive Offices)	(Zip Code)
(877) 874-7348
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
Item 7.01 Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

Item 2.01. Completion of Acquisition or Disposition of Assets.
On March 20, 2009, an affiliate of Shopoff Properties Trust, Inc., SPT SWRC, LLC, a Delaware limited liability company (“Seller”), sold to Khalda Development Inc, a California corporation (the “Buyer”), 469 graded residential units on approximately 60 acres of land located in an unincorporated area of southwest Riverside County, California, commonly known as Winchester Hills (the “Winchester Hills Project”). The sale was made pursuant to a Purchase and Sale Agreement and Joint Escrow Instructions, dated February 27, 2009 (the “Sale Agreement”). The sales price was $5,000,000.
Pursuant to the Sale Agreement, the Buyer assumed the Seller’s obligation to replace existing subdivision improvement agreements and related bonds on or before June 30, 2009.
Shopoff Properties Trust, Inc. intends to use the net proceeds from the sale for future acquisitions and general corporate purposes.
The foregoing description is qualified in its entirety by reference to the full text of the Sale Agreement filed herewith as Exhibit 10.1.
Item 7.01 Regulation FD Disclosure.
The press release announcing the sale of the Winchester Hills Project is furnished as Exhibit 99.1 and incorporated herein by reference. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Purchase and Sale Agreement and Escrow Instructions by and between SPT- SWRC, LLC and Khalda Development, Inc., dated February 27, 2009.

99.1	Press Release, dated March 24, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOPOFF PROPERTIES TRUST, INC.
Date: March 26, 2009	By:	/s/ William A. Shopoff
William A. Shopoff
President, Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement and Escrow Instructions by and between SPT- SWRC, LLC and Khalda Development, Inc., dated February 27, 2009.

99.1	Press Release, dated March 24, 2009